EXHIBIT 99

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   Southwest Bancshares, Inc.
   2400 East Highland Drive
   Jonesboro, Arkansas  72401
   Telephone No. (501) 972-9093

                             PROXY

        The undersigned hereby constitutes and appoints Wallace W. Fowler and Phil Jones, or either of them, proxies for the undersigned, with power of substitution, to represent the undersigned and to vote all of the shares of Common Stock of
   Southwest   Bancshares,   Inc.   (the   "Company)   which  the
   undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on ----------, 1997, and at any and all adjournments thereof.

   1.   Proposal  to approve  the  Plan and  Agreement of  Merger
        between  First  Commercial   Corporation  and   Southwest
        Bancshares, Inc. dated December 20, 1996.

         ----- FOR        ----- AGAINST        ------ ABSTAIN

   2.	Establish the number of Directors for the ensuing year at
	seven and elect Wallace W. Fowler, James M. Fowler, Phil
	Jones, Mark Fowler, Lloyd McCracken, Jr., Roy Reaves and
	Charles Green as Directors.

	  ----- FOR       ----- AGAINST        ------ WITHHOLD
                                                      AUTHORITY

   3. In their discretion to transact such other business as may properly come before the meeting and all adjournments thereof.

   THIS  PROXY  WILL  BE VOTED  AS  SPECIFIED.    IF NO  SPECIFIC
   DIRECTIONS  ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1
   AND THE RE-ELECTION OF DIRECTORS AS SET FORTH HEREIN.

   -------------------------     --------------------------------
         Signature                       NAME: PLEASE PRINT

   -------------------------     --------------------------------
   Signature (if held jointly)        NAME (if joint tenant):
                                          PLEASE PRINT
   Date: -----------------

   Please  sign  exactly  as  name appears  on  the  certificates representing shares to be voted by this proxy. When signing as executor, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.